Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of
1934

Filed by the Registrant [X]
Filed by a party other than the Registrant [   ]

Check the appropriate box:

[X] Preliminary proxy statement
[ ] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

Smith Barney Income Funds
Name of Registrant as Specified in its Charter)

David Barnett
Name of Person Filing Proxy Statement

Payment of Filing Fee (Check appropriate box):
[X]   No longer applicable
[   ] $500 per each party to the controversy pursuant to Exchange
Act Rule
14a-6(i)(3).
[   ] Fee computed on table below per Exchange Act Rules 14a-
6(i)(4) and 0-11.

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transaction applies:


	(2) Aggregate number of securities to which transactions applies:


	(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1


	(4) Proposed maximum aggregate value of transaction:


	[   ] Check box if any part of the fee is offset as provided
by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1) Amount previously paid:

	(2) Form, schedule or registration statement no.:

	(3) Filing party:

	(4) Date filed:


1. Set forth the amount on which the filing fee is calculated and state how it was determined.

Dear Shareholder:

  I am writing to ask for your vote on an important matter that will affect your investment in the Smith Barney Utilities Fund (the "Fund").


  On February 27, 1998, the Board of Trustees of Smith Barney Income Funds, on behalf of the Fund, voted in favor of certain changes to the Fund's investment objectives and investment policies. We ask that you read the attached proxy statement carefully and send us your vote regarding these proposed changes before a special shareholders' meeting scheduled to be held on May 7, 1998.


  These proposed changes are in response to fundamental changes occurring in the utilities industry which have made it increasingly more difficult for the Fund to meet its current investment objectives. The utilities industry's new landscape involves increased consolidation and competition which has created significant and uncharacteristic volatility for utilities stocks. The increased volatility in this sector could lead the Fund to experience increased volatility. In addition, market forces, regulatory changes and political pressures are forcing utility management teams to use their cash flow to design new business strategies causing a decline in dividend growth.

  If these recommendations are approved by shareholders, the Fund's primary investment objective of income and secondary objective of capital appreciation would be modified so that income and capital appreciation receive equal consideration. The Board of Trustees also approved changing the Fund's investment policies so that the Fund would seek to achieve its objective by investing approximately 60% of its assets in equity securities and approximately 40% of its assets in fixed-income securities. The Fund would no longer be required to invest in equity and debt securities of companies in the utilities industries. In addition, up to 25% of the Fund's assets could be invested in high yield securities.


  In addition to recommending these changes to the Fund's investment objectives and investment policies, the Fund's Board of Trustees has also proposed that the Fund's name be changed to the Smith Barney Balanced Fund. This new name will better reflect the Fund's new investment style if the proposed changes are approved by shareholders.


  We ask that you review the attached proxy statement. If you do not plan to attend the meeting, we ask that you complete, sign, date and return the proxy as soon as possible in the enclosed postage-paid envelope. Thank you in advance for your attention and vote with regard to this important proposal.

Sincerely,

/s/ Health B. McLendon

Heath B. McLendon
Chairman

                           SMITH BARNEY INCOME FUNDS
                388 GREENWICH STREET, NEW YORK, NEW YORK 10013

                            ----------------------

                     NOTICE OF MEETING OF SHAREHOLDERS OF
                          SMITH BARNEY UTILITIES FUND
                           TO BE HELD ON MAY 7, 1998

                            ----------------------
TO SHAREHOLDERS:

  A meeting of Shareholders of the Smith Barney Utilities Fund (the "Fund"), a series of Smith Barney Income Funds (the "Trust") will be held on May 7, 1998 at 2:00 p.m. at 388 Greenwich Street, New York, New York, 22nd Floor, for the following purposes:

(1) To approve or disapprove changes to the investment objectives and certain investment policies of the Fund; and

(2) To transact such other business as may properly come before the meeting or any adjournment thereof.

  Shareholders of record at the close of business on March 16, 1998 will be entitled to vote at the meeting.

  Please mark, date and sign the enclosed proxy and return it in the prepaid envelope enclosed for your convenience to insure that your shares are represented. THE PROMPT RETURN OF YOUR PROXY WILL SAVE THE EXPENSE OF FURTHER MAILINGS. If you attend the meeting you may revoke your proxy and vote your shares in person if you wish.

                                  By Order of the Trustees

                                  Christina T. Sydor, Secretary

New York, New York
March 16, 1998

                            ----------------------

  IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. SHAREHOLDERS ARE URGED TO MARK, DATE, SIGN AND RETURN THE PROXY IN THE ENCLOSED PREPAID ENVELOPE.

                     INSTRUCTIONS FOR SIGNING PROXY CARDS

  The following general rules for signing proxy cards may be of assistance to you and avoid the time and expense to the Fund involved in validating your vote if you fail to sign your proxy card properly.

    1. Individual Accounts: Sign your name exactly as it appears in the registration on the proxy card.

    2. Joint Accounts: Either party may sign, but the name of the party signing should conform exactly to the name shown in the registration.

    3. All Other Accounts: The capacity of the individual signing the proxy should be indicated unless it is reflected in the form of registration.

  For example:

REGISTRATION                                         VALID SIGNATURE
------------                                         ---------------
CORPORATE ACCOUNTS
(1) ABC Corp........................................   ABC Corp.
(2) ABC Corp........................................   John Doe, Treasurer
(3) ABC Corp.
    c/o John Doe, Treasurer.........................   John Doe
(4) ABC Corp. Profit Sharing Plan...................   John Doe, Trustee
TRUST ACCOUNTS
(1) ABC Trust.......................................   Jane B. Doe, Trustee
(2) Jane B. Doe, Trustee
    u/t/d 12/28/78..................................   Jane B. Doe
CUSTODIAN OR ESTATE ACCOUNTS
(1) John B. Smith, Cust.
    f/b/o John B. Smith, Jr. UGMA...................   John B. Smith
(2) Estate of John B. Smith.........................   John B. Smith, Executor

                                PROXY STATEMENT

                    SMITH BARNEY INCOME FUNDS ON BEHALF OF
                          SMITH BARNEY UTILITIES FUND
                             388 GREENWICH STREET
                           NEW YORK, NEW YORK 10013

                            ----------------------

                        SPECIAL MEETING OF SHAREHOLDERS
                                  MAY 7, 1998

                            ----------------------

  This proxy statement is furnished in connection with the solicitation by the Board of Trustees (the "Trustees") of Smith Barney Income Funds (the "Trust") on behalf of its series, Smith Barney Utilities Fund (the "Fund"), of proxies to be voted at a Special Meeting of Shareholders, and all adjournments thereof (the "Meeting") of the Fund, to be held at the offices of the Trust, 388 Greenwich Street, New York, New York 10013 on the 22nd Floor, May 7, 1998, at 2:00 p.m. The approximate mailing date of this proxy statement and accompanying form of proxy is March 18, 1998.

  The primary purpose of the Meeting is to permit the Fund's shareholders to consider changes to the investment objective and investment policies of the Fund, as further discussed in this proxy statement. Changes that are under consideration here are the ones for which the Investment Company Act of 1940, as amended, (the "1940 Act") would require shareholder approval. The Trustees have fixed the close of business on March 16, 1998, as the record date (the "Record Date") for the determination of holders of shares of the Fund entitled to vote at the Meeting (the "Shares"). Shareholders of the Fund (the "Shareholders") on the Record Date will be entitled to one vote per share with respect to each proposal submitted to the Shareholders, with no Share having cumulative voting rights.


  The costs of soliciting proxies for the Meeting, including the costs of preparing, printing and mailing the accompanying Notice of Meeting and this Proxy Statement and the costs of the Meeting, will be borne by the Fund. Proxy solicitations will be made primarily by mail but proxy solicitations may also be made by telephone, telegraph or personal interviews by Trustees and officers of the Trust and officers of Smith Barney Inc., the Fund's distributor, Mutual Management Corp., formerly known as Smith Barney Mutual Funds Management Inc. ("MMC" or "Management"), the Fund's investment adviser and First Data Investor Services Group, Inc., the Fund's Transfer Agent.



  As of March 16, 1998, to the knowledge of the Trust, no single shareholder or "group" (as that term is used in Section 13(d) of the Securities Exchange Act of 1934), except as set forth in the table below, owned beneficially or of record more than 5% of the outstanding shares of a Fund.

              NAME                CLASS   SHARES     PERCENT
              ----                -----   ------     -------
Poe Family Investment Co., Ltd.     Y        88.313 100.00%
Suite 400
511 Bay Street
Tampa, FL 33606-2700
Citibank NA TTEE                    Z   757,201.885  95.8628%
Travelers Group Master Trust
Smith Barney 401(k) Savings Plan
Attn: Nancy Kronenberg
111 Wall Street FISD/20th Floor
New York, NY 10043



  As of the Record Date, the officers and Board members of the Fund beneficially owned less than 1% of the shares of the Fund.


                                    VOTING

  With respect to Proposal 1, the proposed changes to the Fund's investment objectives and policies will be implemented if the Proposal receives the affirmative vote of a "majority of the outstanding voting securities," which is defined under the 1940 Act as the lesser of (i) 67% or more of the voting securities of the Fund entitled to vote thereon present in person or by proxy at the Meeting, if the holders of more than 50% of the outstanding voting securities entitled to vote thereon are present in person or represented by proxy, or (ii) more than 50% of the outstanding voting securities of the Fund entitled to vote thereon. If an insufficient number of votes are received to approve the proposal, the Fund's current investment objective and policies will continue to be applied by Management.

  THE TRUSTEES RECOMMEND THAT YOU CAST YOUR VOTE FOR APPROVAL OF THE PROPOSED CHANGES TO THE FUND'S INVESTMENT OBJECTIVES
AND INVESTMENT POLICIES.


  With respect to Proposal 1, all Shares of the Fund will vote together as a single class. All properly executed proxies received prior to the Meeting will be voted at the Meeting in accordance with the instructions marked thereon. Each Share is entitled to one vote for the proposal and any fractional share is entitled to a proportionate fractional vote. On the Record Date the Fund had 67,958,504.559 shares of voting securities.


  Proxies received prior to the Meeting on which no vote is indicated will be voted "for" the proposal. For purposes of determining the presence of a quorum for transacting business at the Meeting, abstentions and broker "non-votes" (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be treated as shares that are present, but which have not been voted. The Shares represented by a proxy that represent a broker non-vote or an abstention will have the same effect as Shares voted "against" the proposal. A majority of the outstanding Shares entitled to vote on the proposal must be present in person or by proxy to have a quorum to conduct business at the Meeting.

  Shareholders who execute proxies may revoke them at any time before they are voted by filing with the Trust a written notice of revocation, by delivering a duly executed proxy bearing a later date or by attending the Meeting and voting in person.

  In the event that a quorum is not present at the Meeting or in the event a quorum is present at the Meeting but sufficient votes to approve the proposal are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. In determining whether to adjourn the Meeting, the following factors may be considered: the nature of the proposal that is the subject of the Meeting, the percentage of votes actually cast, the nature of any further solicitation and the information to be provided to shareholders.

                                  PROPOSAL 1

 TO APPROVE CHANGES TO THE FUND'S INVESTMENT OBJECTIVES
AND INVESTMENT POLICIES

  SUMMARY OF PROPOSAL


  Currently, the Fund's primary investment objective is to seek current income by investing in equity and debt securities of utilities companies; long-term capital appreciation is a secondary objective. Stocks of utilities companies have traditionally paid relatively high dividends which have tended to grow over the years. Because of changes in the utilities industry discussed below, this may no longer be the case. Management has, therefore, considered whether the present requirement that at least 65% of the Fund's assets be invested in debt and equities securities of utility companies continues to be in the best interests of shareholders. The Fund's investment adviser, MMC concluded that the interests of shareholders would be better served by broadening the category of securities in which the Fund may invest and modifying its investment objective.



  Based upon this recommendation from MMC, the Board of Trustees voted in favor of the following subject to approval by a vote of shareholders:


  1) Changing the Fund's investment objective so that income and capital appreciation receive equal consideration; and


  2) Changing the Fund's investment policies by imposing a target asset allocation of approximately 60% in equity securities and approximately 40% in fixed-income securities while no longer requiring the Fund to invest primarily in equity and debt securities of companies in the utilities industries.



  If the foregoing changes are approved by shareholders, the Board of Trustees has voted to implement the following changes which do not require shareholder consideration:

  A) Increasing the portion of the Fund's assets invested in high yield securities from a maximum of 10% to a maximum of 25%, and

  B) Changing the name of the Fund to the Smith Barney Balanced Fund ("Balanced Fund").

  If approved by the shareholders, it is anticipated that these changes would become effective on or about May 15, 1998.

         COMPARISON BETWEEN UTILITIES FUND AND PROPOSED BALANCED FUND

  Set forth below is a chart comparing the Fund's existing investment objective and primary investment policies to the proposed changes:

                        UTILITIES FUND          BALANCED FUND
-----------------------------------------------------------------
  INVESTMENT        Primary investment      Income and capital
    OBJECTIVE       objective: current      appreciation
                    income; secondary
                    objective: capital
                    appreciation
-----------------------------------------------------------------
  PRIMARY           65% of Fund assets in   Target allocation of
    INVESTMENTS     equity and debt         60%
                    securities of           in equity securities
                    companies in the        and 40% in fixed-
                    utilities industry,     income securities;
                    defined as those        may invest a minimum
                    companies that are      of 50%, and a maximum
                    principally engaged     of 70% in equity
                    (i.e., 50% of their     securities and a
                    assets, gross income    minimum of 30%, and a
                    or net profits result   maximum of 50%, in
                    from utility            fixed-income
                    operations or the       securities; no
                    company is regulated    requirement to invest
                    as a utility by a       in equity and debt
                    governmental agency)    securities of
                    in the production and   companies in the
                    sale of electric and    utility industry.
                    gas energy and
                    companies in the
                    communications field
-----------------------------------------------------------------
  HIGH YIELD        Up to 10% of the        Up to 25% of the
    SECURITIES      Fund's assets may be    Balanced Fund's
                    invested in high        assets may be
                    yield securities        invested in high
                                            yield securities
-----------------------------------------------------------------
  FOREIGN EQUITY    The Fund may purchase   No Change
    AND DEBT        foreign securities or
    SECURITIES      American Depository
                    Receipts.
-----------------------------------------------------------------
  FUTURES AND       The Fund may use        No Change
    RELATED         financial futures,
    OPTIONS         options on futures
                    and options on
                    securities and
                    indices.

  PROPOSED CHANGES IN THE INVESTMENT SELECTION PROCESS


  Pursuant to the Board's proposal, the Fund would no longer be required to invest in equity and debt securities in the utility industry. Instead, the Fund's equity investments would consist primarily of mid- and large-capitalization companies that exhibit growth and income characteristics. In selecting securities for the Fund, MMC will evaluate factors favorable to achieving capital appreciation including specific financial characteristics of the issuer such as historical earnings growth, sales growth, profitability and return on equity. The Fund will consider equity securities to include common stocks, preferred stocks, convertible securities and warrants. When investing in convertible securities, MMC will look to the conversion feature and treat the securities as "equity securities."



  The Fund's fixed-income investments would include a variety of income-producing securities, such as U.S. government obligations, mortgage-backed securities, asset-backed securities and corporate debt obligations, including those of foreign issuers. Purchases of mortgage-backed and asset-backed securities are subject to certain risks including prepayment risk and, like all fixed-income securities, the value of such securities will fluctuate in response to market interest rates. The fixed-income management strategies would be driven by the shape of the yield curve and yield spread analysis. The average maturity of these investments will average between 15 and 20 years. Average duration will vary between 8 and 10 years. Under the Board's proposal, up to a maximum of 25% of the Fund's total assets may be invested in fixed-income securities rated lower than Baa by Moody's Investor Services, Inc. or BBB by Standard & Poor's Ratings Group.



  If the proposed changes are approved by shareholders for the reasons described below, there are no guarantees that the Fund's performance will necessarily improve, and the Fund will continue to be subject to many of the same risks to which the Fund in its current form is subject, including interest rate risk and the risks associated with investing in foreign securities.


  REASONS FOR THE PROPOSAL

  The Board of Trustees has determined that the proposed changes in the investment objective and policies of the Fund would be in the best interests of shareholders. During the course of several meetings MMC and the Board of Trustees discussed the fundamental changes occurring in the public utilities sector and their impact on utilities stocks. At a February 4, 1998, Board meeting, MMC outlined how recent legislative and regulatory changes have increased competition in the utilities industry, introducing a degree of uncertainty to companies in this sector that had traditionally been quite stable as a result of their protected monopoly status. As utilities companies have begun to respond to this deregulation, the performance of their stocks has become more volatile. Moreover, market forces, regulatory changes and political pressures are causing utility management teams to use their cash flow to design new business strategies and focus on managing their businesses for total return. This will result in a decline in dividend growth for the utility industry. MMC informed the Board that these developments could make it increasingly difficult for a fund solely investing in utilities stocks to deliver consistent and growing income in the future.


  At the conclusion of the February 4, 1998 Board meeting, MMC informed the Board that based on these fundamental changes to the utilities sector, it was in the process of developing a proposal to: 1) modify the Fund's investment objective so that income and capital appreciation would receive equal consideration and 2) broaden the Fund's investment policies to provide the Fund with the ability to invest in other market sectors.



  At a Board of Trustees meeting held on February 27, 1998, MMC formally proposed changing the Fund's investment objective such that income and capital appreciation would receive equal consideration. To achieve this objective, Management recommended imposing a target asset allocation of 60% of its total assets in equity securities and 40% of its total assets in fixed-income securities, without any requirement that the Fund purchase companies engaged in the utility industry. This would prohibit the Fund from concentrating its assets in any one industry. The Fund would have the additional flexibility to invest a minimum of 50%, and a maximum of 70%, of its total assets in equity securities and a minimum of 30%, and a maximum of 50% of its total assets in fixed-income securities. MMC also recommended that the fixed-income portion of the Fund be modified to allow up to 25% of the Fund's assets to be invested in high yield securities.



  Management believes that by allowing the Fund to purchase securities outside the utility industries it can offer shareholders a fund that provides access to many more investment opportunities and that is more diversified. Consequently, a shareholder's investment in the Fund would become less dependent upon the success of one sector. The Fund would not be prevented from participating in the utilities sector, rather the Fund's focus would be broadened to include investment opportunities in other industries. Management believes that the broadening of the Fund's investment focus would therefore necessitate a balancing of the Fund's investment objective so that individual securities can be evaluated for purposes of income and capital appreciation. MMC noted that the proposed target asset allocation would not represent a dramatic change from the Fund's historic allocation between equity and fixed-income securities. Allowing the Fund to have the flexibility to invest within 10% plus or minus the target asset allocation would enhance MMC's ability to react more quickly to market changes. MMC informed the Board that increasing the high yield portion to a maximum of 25% would increase the Fund's exposure to what are commonly referred to as "junk bonds." Management advised the Board that although these securities are more susceptible to default they offer shareholders a greater potential for realizing current income.


  Based on MMC's review of the utilities industry and a belief that shareholders would be better served by a fund offering greater diversification, the Board unanimously approved and recommended that the proposed changes to the Fund's investment objective and investment policies be submitted for shareholder approval. The Board also unanimously approved, subject to shareholders approving the above modifications, changing the Fund's name to the Smith Barney Balanced Fund. MMC has advised that if the proposals are approved by shareholders, it would be required to restructure the Fund and divest many holdings in the utility industries. This restructuring of the Fund would likely result in the realization of short- and long-term capital gains for shareholders. However, the Board of Trustees has determined that the long-term result of changing the Fund's investment objectives and policies outweighs the tax consequences of restructuring the Fund.

          THE TRUSTEES UNANIMOUSLY RECOMMEND THAT YOU VOTE "FOR" THE PROPOSED INVESTMENT OBJECTIVE AND INVESTMENT POLICY CHANGES.

                             SHAREHOLDER PROPOSALS

  The Trust is not generally required to hold annual or special shareholders' meetings. Shareholders wishing to submit proposals for inclusion in a proxy statement for a subsequent shareholders' meeting should send their written proposals to the Secretary of the Fund at the address set forth on the cover of this proxy statement. Proposals must be received at a reasonable time prior to the date of a meeting of shareholders to be considered for inclusion in the materials for a Fund's meeting Timely submission of a proposal does not however, necessarily mean that such proposal will be included.

                   SHAREHOLDERS' REQUEST FOR SPECIAL MEETING

  Shareholders holding at least 10% of the Fund's outstanding voting securities (as defined in the 1940 Act) may require the calling of a meeting of shareholders for the purpose of voting on the removal of any Board member of the Fund. Meetings of shareholders for any other purpose also shall be called by the Trustees when requested in writing by shareholders holding at least 10% of the shares outstanding or, if the Trustees shall fail to call or give notice of any meeting of shareholders for a period of 30 days after such application, shareholders holding at least 10% of the shares outstanding may call and give notice of such meeting.

                   OTHER MATTERS TO COME BEFORE THE MEETING

  The Trustees do not intend to present any other business at the meeting.

  THE FUND WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS MOST RECENT ANNUAL REPORT (AND THE MOST RECENT SEMI-ANNUAL REPORT SUCCEEDING THE ANNUAL REPORT) TO A SHAREHOLDER OF THE FUND UPON REQUEST. ANY SUCH REQUEST SHOULD BE DIRECTED TO THE TRUST BY CALLING 1-800-451-2010 OR BY WRITING TO THE TRUST AT 388 GREENWICH STREET, NEW YORK, NEW YORK 10013.

  IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING ARE THEREFORE URGED TO COMPLETE, SIGN, DATE AND RETURN EACH PROXY AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE PAID ENVELOPE.

                                                         FORM OF PROXY CARD


PLEASE VOTE THIS PROXY CARD TODAY!
YOUR PROMPT RESPONSE WILL SAVE THE EXPENSE OF ADDITIONAL MAILINGS.

NOTE:  YOUR PROXY IS NOT VALID UNLESS IT IS SIGNED BELOW.

Please fold and detach card at perforation before mailing.

SMITH BARNEY INCOME FUNDS - SMITH BARNEY UTILITIES FUND (the "Fund")
MEETING:  MAY 7, 1998 AT 2:00 PM
PROXY SOLICITED BY THE BOARD OF DIRECTORS

The undersigned holder of shares of the Fund referenced above hereby appoints Heath B. McLendon, Christina T. Sydor and David A. Barnett attorneys with full powers of substitution and revocation, to represent the undersigned and to vote on behalf of the undersigned all shares of the Fund that the undersigned is entitled to vote at the Special Meeting of Shareholders of the Fund to be held at the offices of the Fund, 388 Greenwich Street, New York, New York, at the date and time indicated above and at any adjournments thereof. The undersigned hereby acknowledges receipt of the Notice of Special Meeting and Proxy Statement dated March 18, 1998 and hereby instructs said attorneys and proxies to vote said shares as indicated herein. A majority of the proxies present and acting at the Special Meeting in person or by substitute (or, if only one shall be so present, then that one) shall have and may exercise all of the power and authority of said proxies hereunder.
The undersigned hereby revokes any proxy previously given.

Date:                                        1998

PLEASE SIGN IN BOX BELOW

Please sign exactly as your name appears on this Proxy. If joint owners, EITHER may sign the Proxy. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title.

PLEASE VOTE THIS PROXY CARD TODAY!
YOUR PROMPT RESPONSE WILL SAVE THE EXPENSE OF ADDITIONAL
MAILINGS.

NOTE:  YOUR PROXY IS NOT VALID UNLESS IT IS SIGNED ON THE REVERSE
SIDE.

Please vote by filling in the boxes below.

Please fold and detach card at perforation before mailing.

FOR                       AGAINST			ABSTAIN

To approve or disapprove changes to the investment objective and certain investment policies of the Fund; and

To transact such other business as may properly come before the meeting or any adjournment thereof